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                          SECURITIES PURCHASE AGREEMENT

                                      among

                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION


                                       and

            THE PERSONS WHO ARE SIGNATORIES HERETO (THE "INVESTORS")





                          Dated: As of October 15, 1997


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         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of the
15th day of October 1997, is entered into by and among ENVIRONMENTAL REMEDIATION HOLDING CORP., a Colorado corporation (the "Company"); and the persons and/or entities who have executed this Agreement on the signature pages hereof (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, certain senior secured convertible notes of the Company and warrants entitling the Investors to purchase certain shares of capital stock of the Company, for the respective purchase prices and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.       AUTHORIZATION OF ISSUE.

         The Company has authorized the issuance and sale to the Investors of:
(i) the Company's 5.5% senior subordinated secured convertible notes due October 15, 2002 (the "Notes"); and (ii) common stock purchase warrants (the "Warrants") entitling the holders thereof to purchase, for $2.83 per share, that number of shares of Common Stock, par value $.0001 per share of the Company (the "Warrant Shares") which shall be equal, in the aggregate, to six (6%) percent of aggregate principal amount of Notes sold in this offering.

         (a) The Notes shall be substantially in the form of Exhibit A annexed hereto and made a part hereof.

         (b) The Warrants shall be substantially in the form of Exhibit B annexed hereto and made a part hereof.

2. ISSUANCE OF NOTES AND WARRANTS; REGISTRATION OF CONVERSION SHARES AND OPTION SHARES; COLLATERAL SECURITY FOR PERFORMANCE OF CERTAIN AGREEMENTS.

         (a) Issuance of Notes and Warrants. On the terms and subject to the conditions hereinafter set forth, on the Closing Date (as hereinafter defined), the Company will issue and sell to each Investor the principal amount of Notes and the number of Warrants set forth opposite the name of each such Investor on
Schedule 1 hereto.

         (b) Purchase Price; Payment. The purchase price for each of the Notes shall equal 100% of the aggregate principal amount thereof and the purchase price for each Warrant shall be one/one hundredth of one cent ($.0001). The purchase price payable by each Investor shall be the amount set forth opposite the name of each such Investor on Schedule 1 annexed hereto. The purchase price for the Notes and Warrants shall be paid at the Closing by wire transfer of


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immediately available funds or by certified or bank cashier's checks (at the option of the Investors) payable to the order of the Company, or otherwise as acceptable to the Company. The purchase price shall be payable by each Investor against delivery of the Notes and Warrants being purchased by it, all of which shall be registered in the name of the respective Investor purchasing such Notes and Warrants.

         (c) Registration of Conversion Shares and Warrant Shares. The Company shall file with the United States Securities and Exchange Commission ("SEC") and use its best efforts to cause to be declared effective a Form S-3 Registration Statement (or if such form is not available, a Form S-1 Registration Statement) in order to register for resale and distribution under the Securities Act of 1933, as amended (the "Securities Act"), all shares of Common Stock of the Company issuable upon voluntary or mandatory conversion of all Notes (the "Conversion Shares") and all Warrant Shares. The obligations of the Company to so register the Conversion Shares and Warrant Shares are set forth in the registration rights agreement, dated of even date herewith and in the form of Exhibit C annexed hereto and made a part hereof (the "Registration Rights Agreement").

         (d) Security for Performance. As collateral to secure performance by the Company of certain of its material covenants and agreements set forth in the Registration Rights Agreement, the Company has granted to the Investors a collateral assignment of certain proven crude oil reserves of the Company described on Schedule 2 annexed hereto (the "Collateral Reserves"), pursuant to the terms of the collateral assignment security agreement, dated as of the Closing Date, substantially in the form of Exhibit D annexed hereto and made a part hereof (the "Collateral Assignment Security Agreement").

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        As used in this Agreement, the term "Subsidiary" or "Subsidiaries" shall mean: (i) the individual or collective reference to the corporations listed on
Schedule 2 annexed hereto, including, without limitation, Bass American Petroleum Corp. ("BAPCO"). The Company hereby represents and warrants to the Investors, as follows:

        (a) Organization and Good Standing. The Company and each of its existing Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to own its properties and carry on its business as now being conducted. Each of the Company and such Subsidiaries is qualified as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

         (b) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is described on the Company's Form 10-K/A for its fiscal year ended September 30, 1996 (the "1996 Form 10-K") and on the Company's Form 10-Q/A for the three month quarter and nine month period ended June 30, 1997 (the "1997 Form 10-Q"), as filed with the United States Securities and Exchange Commission ("SEC"). The Company's 1996 Form 10-K, the 1997 Form 10-Q and all other documents and reports filed by the Company and/or its

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Subsidiaries with the SEC since October 1, 1995 (the "SEC Documents") have been furnished to or otherwise made available to the Investors or their representatives. The authorized, issued and outstanding shares of capital stock of each of the Subsidiaries are disclosed on the SEC Documents.

         (c) Authorization, Execution and Effect of Agreements. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, and the Collateral Assignment Security Agreement to issue the Notes and the Warrants in the manner and for the purpose contemplated by this Agreement, and to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Collateral Assignment Security Agreement (collectively, the "Transaction Documents") and all other agreements and instruments heretofore or hereafter executed and delivered by it pursuant to or in connection with this Agreement. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement and the other Transaction Documents have each been duly executed and delivered and constitutes, and upon execution and delivery in accordance herewith each other agreement or instrument executed and delivered by the Company pursuant hereto, including the Notes and Warrants, will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each such case, to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (d) Conflicting Agreements and Other Matters. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and all other agreements and instruments heretofore or hereafter to be executed and delivered by the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof applicable to it, including the issuance and sale of the Notes and Warrants, does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, administrative determination or award having applicability to the Company or any of the Subsidiaries, (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, or any indenture or loan or credit agreement, or any other material agreement or instrument, to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries, or any of their respective properties are bound or affected, or (iii) except for the collateral assignment of the Collateral Reserves pursuant to the Collateral Assignment Security Agreement, will not result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned by the Company or any of the Subsidiaries or hereafter acquired by the Company or any of the Subsidiaries.

         (e) Financial Information. The (i) audited consolidated financial statements of the Company for the fiscal year ended September 30, 1996 as set forth in the 1996 Form 10-K, and (ii) the unaudited financial statements of the Company for the nine months ended June 30, 1997

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as set forth in the 1997 Form 10-Q, were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial condition and results of operations of the Company and the Subsidiaries for the periods indicated therein; provided, that the unaudited financial statements do not contain certain footnote disclosures required under GAAP for audited financial statements and are subject to year end audit adjustments, none of which are material.

         (f) Litigation, Proceedings; Defaults. Except as disclosed on the SEC Reports or on Schedule 3(f) hereto, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties before or by any court, governmental or regulatory authority (federal, state, local or foreign) which either (i) relates to or challenges the legality, validity or enforceability of this Agreement, or any other document or agreement to be executed and delivered by the Company pursuant hereto or in connection herewith, or (ii) if determined adversely (A) would have a material adverse effect on the condition (financial or otherwise), properties, assets, business or results of operations of the Company or the Subsidiaries, when taken as a consolidated whole (a "Material Adverse Effect") after giving effect to the transaction contemplated by this Agreement, or (B) could materially impair the ability or obligation of the Company or the Subsidiaries to perform fully on a timely basis any obligation which it has or will have under this Agreement or the other Transaction Documents, or any other agreement or document heretofore or hereafter to be executed by the Company pursuant hereto or in connection herewith. Neither the Company nor any of the Subsidiaries is in violation of its Certificate of Incorporation or By-Laws. Neither the Company nor any of the Subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority material to its business.

         (g) Governmental Consents, etc. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or entity (collectively "Approvals") is required in connection with the execution, delivery or performance by the Company of this Agreement.

         (h) Use of Proceeds. The proceeds to the Company from the sale of the Notes shall be used (i) for general working capital purposes, and (ii) to perform certain obligations under its June 1997 joint venture agreement with the Democratic Republic of Sao Tome & Principe for the development of potential oil and gas reserves in the Gulf of Guinea of West Africa (the "Sao Tome Project"). No portion of the proceeds received by the Company from the sale of the Notes will be used to pay or reimburse any officers, directors or employees of the Company, or any relatives or affiliates of any such persons.

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         (i) Accuracy of all SEC Public Filings. All SEC Reports furnished to the Investors or their representatives and all other documents and reports filed by or on behalf of the Company with the SEC, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each of its Subsidiaries has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

         (j) Absence of Certain Changes or Events. Since June 30, 1997, except as contemplated by this Agreement, disclosed on Schedule 3(j) hereto, or disclosed in any Company SEC Report filed since June 30, 1997, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since June 30, 1997, there has not been (i) any event or events having, individually or in the aggregate, a Material Adverse Effect, (ii) any change by the Company in its accounting methods, principles or practices, (iii) any revaluation by the Company of any material asset (including, without limitation, any writing down or writing up of the value of oil and gas reserves, writing off of notes or accounts receivable or reversing of any accruals or reserves), other than in the ordinary course of business consistent with past practice, (iv) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, except in the ordinary course of business and consistent in all material respects with past practice, or (v) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities.

         (k) Absence of Litigation. Except as disclosed in the Company SEC Reports or in Schedule 3(k) annexed hereto, there is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or Governmental Authority, which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

         (l) Labor Matters. Except as set forth in Schedule 3(l) annexed hereto, with respect to employees of the Company: (i) to the knowledge of the Company, no senior executive or key employee has any plans to terminate employment with the Company or any of its Subsidiaries; (ii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority; (iii) there is no demand for recognition made

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by any labor organization or petition for election filed with the National Labor
Relations Board or any other comparable authority which, individually or in the aggregate, would have a Material Adverse Effect; (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of Company, no claims therefor have been threatened other than grievances or arbitrations incurred in the ordinary course of business which, individually or in the aggregate, would not have a Adverse Effect; and (v) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the knowledge of the Company or any of its Subsidiaries, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages and hours which, individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in
Schedule 3(l), none of the Company nor any of its Subsidiaries has any collective bargaining relationship or duty to bargain with any Labor
Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and none of the Company nor any of its Subsidiaries has recognized any labor organization as the collective bargaining representative of any of its employees.

         (m) Title to and Sufficiency of Assets. As of the date hereof the Company and the Subsidiaries own, and as of the Closing Date the Company and the Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as set forth in the Company SEC Reports or Schedule 3(m) annexed hereto or such other Liens which would not, individually or in the aggregate, have a Material Adverse Effect. Such assets, together with all assets held by the Company and the Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company. As of the date hereof the Company and the Subsidiaries own, and as of the Closing Date the Company and the Subsidiaries will own, good and marketable title to all of their real estate, including oil and gas reserves, which is material to such persons (excluding, for purposes of this sentence, leases to real estate and oil and gas reserves), free and clear of any and all Liens, except as set forth in the Company SEC Reports or in
Schedule 3(m) annexed hereto or such other Liens which would not, individually or in the aggregate, have a Material Adverse Effect. Such assets, together with all real estate and oil and gas reserve assets held by the Company and the Subsidiaries under leases, are adequate for the operation of the businesses of the Company, as presently conducted. The leases to all real estate and oil and gas reserves which are material to the operations of the businesses of the Company and the Subsidiaries are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any Subsidiary or, to the knowledge of the Company, any other person who is a party signatory thereto, other than such defaults or events of default which, individually or in the aggregate, would not have a Material Adverse Effect.

         (n) Environmental Matters. For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials,

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asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

                  (i) Except as disclosed on Schedule 3(n) annexed hereto, the Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Schedule 3(n) or where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) Except as disclosed in Schedule 3(n), neither the Company nor any of the Subsidiaries has (A) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of the Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Company Material Adverse Effect, (B) any knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of the Subsidiaries' properties or any other property but arising from the Company's or any of the Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect, or (C) any knowledge of nor has it received any written notice (x) of any violation of or liability under any Environmental Laws, (y) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (z) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, (aa) alleging noncompliance by the Company or any of the Subsidiaries with the terms of any Environmental Permit requiring material expenditures or resulting in material liability or (bb) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in
Schedule 3(n) annexed hereto.

         (o) Brokers. No broker, finder or investment banker, other than Joseph Charles & Associates, Inc. ("JCA") or their affiliates is entitled to any brokerage, finder's or other fee or commission in connection with the this Agreement and the transactions contemplated hereby. The Company has agreed to pay JCA or their affiliates cash compensation not to exceed 10% of the face amount of the Notes sold pursuant to this Agreement and to issue to JCA or their affiliates warrants to purchase 10% of the aggregate number of Warrants sold in the offering;

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which warrants shall be on substantially the same terms and conditions as the
Warrants offered hereby.

4.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each Investor hereby separately represents and warrants to the Company as follows (such representations and warranties being made separately and only to the extent such representations and warranties relate to such Investor):

         (a) Investigation; Investment Representation. Each Investor (i) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder;
(ii) has been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of its investment, the transactions contemplated hereby and the business and affairs of the Company;
(iii) has examined, to the extent it deems appropriate, all of the agreements and documents referred to herein or in the schedules hereto and such other documents that it has requested; and (iv) understands that the Notes, the Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended, on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering, and the Company's reliance on this exemption is predicated in part on the Investors' representations and warranties contained in this Section 4(a). The Investors are acquiring the Notes and Warrants and will acquire the Warrant Shares for their own account, for investment purposes only and not with a view to the sale or distribution thereof.

         (b) Execution and Effect of Agreement. Each Investor has all necessary power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of each Investor, enforceable against each Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.     COVENANTS.

         As long as any of the Notes are outstanding, the Company agrees that, unless it first procures the written consent to act otherwise of the holders of record of 66-2/3% of the outstanding principal amount of the Notes of record then outstanding, it will, and will use its best efforts to cause each of its Subsidiaries to:

         (a) Promptly pay all taxes (exclusive of income taxes imposed on the Investors), fees and charges payable, or ruled to be payable, by any federal, state or local authority, in respect of this Agreement or the execution, delivery or issuance of the Notes or Warrant Shares by reason of any now existing or hereafter enacted federal, state or local statute or ordinance, and indemnify and hold the Investors harmless from and against all liabilities with respect to or in connection with any such taxes, fees or charges.

                                       8

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         (b) Maintain their corporate existence and right to carry on business, duly procure all necessary renewals and extensions thereof, and use their best efforts to maintain, preserve and renew all necessary or desirable rights, powers, privileges and franchises owned by them.

         (c) Promptly notify the Investors of any material adverse change in the condition (financial or otherwise), properties, assets, business or results of operations of the Company or any of the Subsidiaries.

         (d) Not cause, suffer or permit any liquidation, winding up or dissolution of the Company or the Subsidiaries.

         (e) Maintain and cause the Subsidiaries to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

         (f) Comply with all of the covenants and agreements on the part of the Company to be performed under the terms of the Notes, the Warrants and the other Transaction Documents.

6.     FINANCIAL STATEMENTS AND INSPECTION.

         (a) The Company will furnish to each Investor (and their permitted transferees, successors and assigns), as long as such Investor owns any of the Notes, copies of all Form 10-K Annual Report and Form 10-Q Quarterly Financial Reports filed by the Company, with the SEC.

         (b) The Company will, subject to execution of appropriate confidentiality and non-disclosure agreements, permit the Investors, as long as they own Notes, Conversion Shares, Warrants or Warrant Shares, or any authorized representative designated by the Investors, to visit and inspect at the Investors' expense any of the properties of the Company and the Subsidiaries, and to discuss its affairs, finances and accounts with officers of the Company, all at such reasonable times and as often as the Investors may reasonably request.

7.     TRANSFER OF NOTES AND WARRANT SHARES.

         (a) Permissible Transfers. The Investors acknowledge that the
Company's securities being issued and sold to them hereunder are being so issued and sold in transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended. None of the Notes or Warrants, Conversion Shares or Warrant Shares issuable upon conversion of the Notes or exercise of the Warrants, may be distributed, transferred, or otherwise disposed of by the Investors except pursuant to an effective Registration Statement under such Act which is current with respect to the securities offered thereby, or pursuant to an applicable exemption therefrom, and pursuant to applicable "Blue Sky" or state securities laws or an applicable exemption therefrom.

         (b) Legend. The Company shall cause to be set forth on the certificates representing any Conversion Shares and Warrant Shares a legend substantially in the following form:
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                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended. No transfer of such shares shall be valid or effective except in accordance with an effective registration statement covering such shares or an opinion of counsel acceptable to the Company that registration of such shares is not required pursuant to the applicable requirements of the Securities Act of 1933, as amended."

         (c) Registration of Conversion Shares and Warrant Shares; Other Exemption.

                The Company shall cause the shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") and the Warrant Shares issuable upon exercise of the Warrants to be registered for resale or distribution under the Securities Act of 1933, as amended (the "Securities Act"), all in accordance with the terms of the Registration Rights Agreement annexed hereto as Exhibit C and made a part hereof. In addition to the foregoing, to the extent that any Investor purchasing Notes and Warrants shall qualify as an exempt purchaser under Regulation S promulgated under the Securities Act, the Company shall, in the event that the registration statement referred to in the Registration Rights Agreement shall not be declared effective within the period specified therein, deliver to such Investor an appropriate legal opinion permitting resales of securities under such Regulation S exemption.

8.     CONDITIONS PRECEDENT TO CLOSING.

     (a) Conditions Precedent to Obligations of the Investors. The obligation of each Investor to purchase the Notes and Warrants to be purchased by it at the Closing hereunder is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (i) The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the Company shall have complied in all material respects with all covenants hereunder required to be performed by it at or prior to the Closing Date.

                  (ii) There shall not have occurred and be continuing any Material Adverse Effect.

                  (iii) The purchase of the Notes and Warrants agreed to be purchased by such Investor hereunder shall not be prohibited or enjoined (temporarily or permanently) under the laws of any jurisdiction to which such Investor is subject.

                  (iv) The Company and the Investors shall have executed the Registration Rights Agreement in substantially the form of Exhibit C hereto and the Collateral Assignment Security Agreement in substantially the form of Exhibit D hereto.
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                  (v) All legal matters incident to the transactions
contemplated by this Agreement shall have been reasonably approved by counsel to the Investors.

                  (vi) Not less than $2,000,000 of the Notes offered hereby shall have been subscribed for by Investors as at the Closing Date. Following the Closing Date and until 5:00 p.m. (New York time) on November 30, 1997, the Company shall be entitled to continue to offer the Notes and Warrants to additional Investors, until such time as a maximum of $6,000,000 of Notes and 360,000 Warrants shall have been sold.

                  (vii) The Investors shall have received a certificate dated the Closing Date and signed by the chief executive officer or chief financial officer of the Company, stating that the conditions specified in subsections (i) through (vii) of this Section 8(a) have been satisfied.

     (b) Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Notes and Warrants to be issued pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (i) The representations and warranties made by the Investors herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  (ii) The sale of the Notes and Warrants by the Company shall not be prohibited or enjoined (temporarily or permanently) as of the Closing Date.

                  (iii) The purchase of the Notes and Warrants agreed to be purchased by such Investor hereunder shall not be prohibited or enjoined (temporarily or permanently) under the laws of any jurisdiction to which such Investor is subject.

                  (iv) All legal matters incident to the transactions contemplated by this Agreement shall have been reasonably approved by counsel to the Company.

                  (v) Not less than $2,000,000 of the Notes offered hereby shall have been subscribed for by Investors as at the Closing Date. Following the Closing Date and until 5:00 p.m. (New York time) on November 30, 1997, the Company shall be entitled to continue to offer the Notes and Warrants to additional Investors, until such time as a maximum of $6,000,000 of Notes and 360,000 Warrants shall have been sold.

9.     CLOSING.

         The closing hereunder (the "Closing") shall take place at 10:00 A.M. at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 153 East 53rd Street, New York, New York 10022 on or before November 30, 1997.
The date of such Closing is referred to in this Agreement as the "Closing Date".

         (a) At the Closing, in addition to true copies of the other
Transaction Documents duly executed by the Company, the Company shall deliver to each Investor in the respective amounts set forth on Schedule 1 hereto: (a) a duly executed Note in the form of Exhibit A hereto, and (b) a duly executed Warrant in the form of Exhibit B, representing the right to purchase the number of Warrant Shares set forth opposite such Investor's name on Schedule 1, all against payment of the purchase price therefor by wire transfer of immediately available funds or by certified or bank cashier's check payable to the order of the Company.

         (b) At the Closing, each Investor shall wire transfer the purchase price for the Notes subscribed to by such Investor to the following account set forth below in this Section 9(b). Prior to such wire transfer, all Notes and Warrants, duly executed by the Company shall have been delivered to Company counsel to be held in escrow pending confirmation of wired funds to the account specified below. Upon receipt of confirmation of such funds having been received by the Company, the Company shall instruct its counsel to deliver the Notes and Warrants to the Investor at the address designated by such Investor.

                               Wire Instructions:
                        Federal Home Loan Bank of Dallas
                                ABA #: 111040195
                                 For Credit to:
                  Environmental Remediation Holding Corporation
                              Iberian Savings Bank
                               Account No. 2228602

10.   ADJUSTMENT TO TERMS OF NOTES.

         In the event and to the extent that the Company shall, at any time within one hundred and twenty (120) days following the Closing Date, issue any
(a) notes, debentures, bonds or other debt instruments which, by their terms, are convertible into shares of Common Stock of the Company, (b) shares of preferred stock, which, by their terms, are convertible into shares of Common Stock of the Company, or (c) other warrants, options or rights which are exercisable for shares of Common Stock of the Company, excluding, however, warrants or options issued to key employees, advisors and other consultants in the ordinary course of business (all of the foregoing referred to herein as "Other Common Stock Equivalents"), in each case, at a conversion price which shall be lower than the Conversion Price set forth in the Notes offered hereby, the Conversion Price set forth in the Notes shall be automatically adjusted and amended to be equal to the terms of the lowest conversion price provided for in the instruments governing the issuance of such Other Common Stock Equivalents.

11.   EXCHANGE OF NOTES.

         At the request of any holder of any Note and upon surrender of any such Note for such purpose to the Company at its principal office, the Company at its expense will issue in exchange therefor a new Note, in such denomination or denominations and payable to the order of such payee or payees as may be requested, dated the date to which interest has been paid on the surrendered Note, in an aggregate principal amount equal to the principal balance of the surrendered Note. Such new Note shall be in the form of the surrendered Note.

12.   REPLACEMENT OF NOTES.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond by the holder in such reasonable amount as the Company may determine, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor dated the date to which interest on such lost, stolen, destroyed or mutilated Note has been paid.

13.   BROKERS.

         (a) The Investors represent and warrant to the Company that they have not engaged or authorized any broker, finder, investment banker or other third party to act on their behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with the transactions contemplated by this Agreement nor have they consented to or acquiesced in anyone so acting, and they know of no claim by any person for compensation from them for so acting or of any basis for such a claim.

         (b) The Company represents and warrants to the Investors that, except for JCA as disclosed in Section 3(o) annexed hereto, neither the Company nor any of its officers, directors or agents has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with the transactions contemplated by this Agreement nor has it consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim.

14.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations, warranties and agreements of the Company or of the Investors contained in this Agreement or in any certificate, document, schedule or instrument delivered pursuant hereto shall survive the Closing hereunder and the delivery of any and all documents and instruments hereunder, regardless of any investigation made by or on behalf of the Investors or the Company, respectively. All statements contained in any certificate, schedule or other document delivered by the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company.

15.   NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing and personally delivered or sent by telecopier or by registered or certified mail, return receipt requested, postage prepaid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

If to the Company:                       Environmental Remediation Holding Corp.
                                         5841 Corporate Way #100
                                         West Palm Beach, FL 33407
                                         Attn: Noreen Wilson, Vice President
                                         Fax:  (561) 624-1171

                                                  -and-

                                         Environmental Remediation Holding Corp.
                                         420 Jerico Turnpike #321
                                         Jerico, New York 11753
                                         Attn: James A. Griffin, Secretary
                                         Fax: (516) 433-9229

With a copy to:                          Greenberg Traurig Hoffman Rosen
                                         Lipoff & Quentel
                                         153 East 53rd Street
                                         New York, New York 10022
                                         Attn: Stephen A. Weiss, Esq.

If to the Investors:                     To the addresses set forth below the
                                         name of each Investor on Schedule 1
                                         annexed hereto and made a part hereof.

16.   ENTIRE AGREEMENT; AMENDMENT ETC.

         This Agreement and the Exhibits hereto represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. With the written consent of the holders of 66-2/3% of the outstanding principal amount of the Notes, the obligations of the Company and the rights of the holders of the Notes may be waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors ("Approved Company Resolutions"), may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing authorized as aforesaid and signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17.   SUCCESSORS.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

18.   SECTION HEADINGS.

         The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.   APPLICABLE LAW.

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, United States of America, without reference to or application of principles of conflicts of laws.

20.   SEVERABILITY.

         If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

21.   NO WAIVER.

         The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

22.   RESOLUTION OF DISPUTES.

         Any dispute regarding the interpretation or application of this Agreement, the Note, the Warrant, the Registration Rights Agreement or any of the other Transaction Documents which cannot be settled among the parties shall be resolved in New York, New York by final and binding arbitration in accordance with the then obtaining rules of the American Arbitration Association. There shall be appointed three arbitrators, one of whom shall be selected by the Company, the second by the Investor(s) and the third by mutual agreement of the parties or by the American Arbitration Association. The decision of the arbitrators shall be final and binding upon all Investors and the Company and may be enforced by the prevailing party or parties in any court of competent jurisdiction. Each party shall bear their own costs of the arbitration and shall share equally the costs of the arbitrators.

23.   COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      ENVIRONMENTAL REMEDIATION HOLDING CORP.


                                      By:  /s/ Sam Bass
                                           ---------------------------------
                                           Sam Bass, Chief Executive Officer

                                      By:  /s/ Noreen Wilson
                                           ---------------------------------
                                           Noreen Wilson, Vice President


                                      THE INVESTORS:


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------


                                      --------------------------------------

                                                                       EXHIBIT A

                     This Note has not been registered under
                     the Securities Act of 1933, as amended.
                     No transfer of this Note shall be valid
                     or effective except in accordance with
                       the applicable requirements of the
                       Securities Act of 1933, as amended.


                  CONVERTIBLE SENIOR SUBORDINATED SECURED NOTE


$__________                                               As of October 15, 1997
                                                          New York, New York


                  FOR VALUE RECEIVED, ENVIRONMENTAL REMEDIATION HOLDING CORP., a Colorado corporation (the "Company"), hereby promises to pay to the order of ______________________________________________, or any subsequent holder of this
Note (the "Payee"), at ______________, or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of ($________) Dollars, together with interest from the date hereof on the unpaid principal amount hereof at an annual rate equal to five and one-half (5.5%) percent per annum. Such principal and interest shall be paid in accordance with the terms of Section 1 below, in cash, or by wire transfer to such account as the Payee shall direct, in immediately available funds and in lawful currency of the United States of America.

1. PAYMENTS.

                  (a) Unless previously fully converted into Common Stock of the Company as herein provided, the unpaid principal amount of this Note shall be payable to the Payee in cash on October 15, 2002 (the "Maturity Date"); provided, however, that the Company may at its sole option, by written notice given to the Payee at any time prior to the Maturity Date, make payment of the entire unpaid principal amount of this Note on the Maturity Date by delivering to the Payee such number of shares of Common Stock of the Company as shall be determined by dividing (i) the entire principal amount of this Note remaining unpaid on the Maturity Date, by (ii) the Conversion Price (as herein defined) in effect on the Maturity Date.

                  (b) Interest on the unpaid principal balance of this Note at the rate of five and one-half (5.5%) percent per annum shall accrue from the date hereof and shall be payable quarterly on the last day of each December, March, June and September, commencing December 31, 1997 (each an "Interest Payment Date"), until the entire unpaid principal amount hereof shall have been paid. The Company may pay interest on this Note, when due on any Interest Payment Date, either in cash or by delivery to the Payee of one or more additional notes, each of which shall be (i) functionally equivalent to the terms and conditions of this Note, and (ii) in principal amount equal to all accrued and unpaid interest due on such Interest Payment Date (the "Additional Note"). All reference herein to the "Note" shall mean and include each Additional Note delivered by the Company pursuant to the provisions hereof. In addition, and in lieu of paying interest on this Note in cash or by the issuance of Additional Notes, at the Company's option (but subject to receipt of the prior written consent from the Payee), the Company may allow all or any portion of the interest on this Note to accrue and, upon conversion of this Note, all such accrued and unpaid interest shall be payable in additional shares of Common Stock at the Conversion Price then in effect.

                  (c) In the event that any payment of principal and/or interest hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close, then the maturity thereof shall be extended to the next succeeding business day; and during any such extension, interest on principal amounts payable shall accrue and be payable at the applicable rate.

2. REFERENCE TO SECURITIES PURCHASE AGREEMENT.

         This Note is one of the Notes of the Company originally issued pursuant to that certain Securities Purchase Agreement, dated as of October 15, 1997, by and among the Company, the above-named Payee and certain other parties (the "Securities Purchase Agreement"). The holder hereof is entitled to the benefits of the Securities Purchase Agreement and all Exhibits thereto, including all "Transaction Documents" referred to therein, and may enforce the obligations of the Company contained in the Securities Purchase Agreement and exercise the remedies provided for therein or otherwise available in respect thereof. Capitalized terms, unless otherwise defined herein, have the respective meanings ascribed to them in the Securities Purchase Agreement.

3. RANKING OF NOTE.

         Subject at all time to the subordination provisions set forth in
Section 9 hereof, this Note, together with the other Notes issued pursuant to the Securities Purchase Agreement, shall constitute senior securities of the Company and, except as provided below, shall rank pari passu with all other indebtedness for money borrowed of the Company and senior to any other indebtedness for money borrowed of the Company which, by its terms shall be made expressly subject and subordinated to this Note.

4. PREPAYMENT OF NOTE.

                  (a) Subject at all times to the holder's right to convert all or any portion of this Note into Common Stock pursuant to Section 5 hereof at any time on or before the "Prepayment Date" (as herein defined), the principal amount of this Note may be prepaid, at the option of the Company, upon not less than thirty (30) days' prior written notice to the holder of this Note (the "Prepayment Notice"), in whole or in part, at the premium hereinafter specified, at any time or from time to time from and after that date (the "Initial Prepayment Date") which shall be the later to occur of: (i) one (1) year following the date of the initial issuance of the Note (the "Issuance

Date"), or (ii) the date on which the Company shall register for resale pursuant to the Securities Act of 1933, as amended (the "Securities Act") all "Conversion Shares" (as herein defined) issuable upon conversion of the entire principal amount of this Note, pursuant to a Registration Statement on Form S-1 or Form S-3 (as applicable) declared effective by the Securities and Exchange Commission (the "SEC").

                  (b) In the event and to the extent that the Company shall effect any voluntary prepayment of this Note, on each occasion that all or any portion of this Note shall be so prepaid, the Company shall pay to the holder, the sum of the following amounts: (i) all interest on the entire principal amount of this Note which shall have accrued and shall be unpaid through the date of such prepayment, (ii) 100% of the principal amount of this Note then being prepaid, and (iii) a prepayment premium equal to 20% of the principal amount of this Note then being prepaid.

                  (c) Each Prepayment Notice shall specify the principal amount of this Note and all other outstanding Notes to be redeemed and the applicable Prepayment Date. Each prepayment of principal of this Note shall be accompanied by the payment of all interest accrued and unpaid to the prepayment date on the amount so prepaid. Each such prepayment shall be made by wire transfer of immediately available funds or by bank cashier's check payable to the Payee and shall be on a date (the "Prepayment Date") which shall be not earlier than thirty (30) days following delivery of the Prepayment Notice and not later than sixty (60) days following delivery of the Prepayment Notice. Any partial prepayment of this Note, whether optional or mandatory, shall be applied first to accrued and unpaid interest hereon, and then to the outstanding principal amount of this Note in the inverse order of maturity.

                  (d) Notwithstanding anything to the contrary set forth in this
Section 4, in the event and to the extent that the Company shall provide the holder of this Note with a Prepayment Notice, it shall simultaneously provide to the holder of this Note evidence of the availabilty of funds to effect such prepayment; which evidence of availability of funds shall include, without limitation, (i) confirmation of cash or cash equivalent bank balances, (ii) an irrevocable bank letter of credit, or (iii) a written commitment from a recognized lending institution to effect the financing of such prepayment.

5. CONVERSION.

         Subject at all times to the Company's right prepay the Note as provided in Section 4 hereof, the holders of the Note shall have the following conversion rights (the "Conversion Rights"):

         (a) Voluntary Conversion. At any time or from time to time commencing
(i) on the 60th day following the Issuance Date, the holder of this Note may elect to convert up to thirty three and one-third (33-1/3%) percent of the original principal amount of this Note, (ii) on the 90th day following the Issuance Date, the holder of this Note may elect to convert up to sixty six and two-thirds (66-2/3%) percent of the original principal amount of this Note, and
(iii) on the 120th day following the Issuance Date, the holder of this Note may elect to convert one hundred (100%) percent of the original principal amount of this Note, into shares of Common Stock of the Company, by written notice given to the Company in accordance with the provisions of

Section 5(h) hereof (the "Conversion Notice"). In no event may the holder of this Note effect a conversion of less than $10,000 principal amount of this Note. Subject to the foregoing, the holder of this Note may elect to convert (a "Voluntary Conversion") all or any portion of the principal amount of this Note held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient which results when the Conversion Price (as defined below) in effect as of the date of such holder's written notice of election to convert all or any portion of this Note (the "Conversion Date") is divided into the aggregate principal amount of this Note so converted on the Conversion Date pursuant to the Conversion Notice. Such right of Voluntary Conversion shall be effected by the surrender of certificates evidencing the shares of Note to be converted to the Company at any time during normal business hours at the office of the Company, accompanied (i) by the Conversion Notice,
(ii) if so required by the Company, by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney and (iii) transfer tax stamps or funds therefore, if required pursuant to Section 5(g) herein.

         (b) Automatic Conversion. Prior to October 15, 2002, the Company shall not have the right to compel any holder of Note to convert such Note into Common Stock or any other securities of the Company. Effective as of October 16, 2002, to the extent not previously converted by the holders, all remaining principal amount of this Note, together with all accrued interest hereon, shall automatically and without further action on the part of such holders, be converted into Common Stock of the Company at the Conversion Price then in effect.

         (c) Conversion Price. Subject to adjustment from time to time as provided in Section 5(d) below, the term "Conversion Price" shall mean the lowest of:

                           (i) 100% of the Average Share Price (as defined
                 below) for the five (5) consecutive trading days immediately preceding the Issuance Date (the "Issuance Date Conversion Price");

                           (ii) 100% of the Average Share Price (as defined
                  below) for the five (5) consecutive trading days immediately preceding that date which shall be October 22, 1998, or the anniversary of the Issuance Date (the "AnniversaryDate Conversion Price"); or

                           (iii) the product of multiplying (A) the Average
                  Share Price for the five consecutive trading days preceding the applicable Conversion Date on which all or part of this Note shall be converted, by (B) eighty (80%) percent.

Notwithstanding the foregoing, subject to the adjustments provided in Section 5(d) below, in no event shall such Conversion Price be less than $1.25 (the "Floor Conversion Price"); provided, however, that in the event that, on any one or more occasions, eighty (80%) percent of the Average Share Price shall be less than the Floor Conversion Price for any period of ninety (90) consecutive calendar days (a "Below Floor Conversion Price Period"), the holder of this Note shall thereafter have the right, exercisable at his or its sole option at any time following the expiration of each such Below Floor Conversion Price Period, to convert all or any portion of this Note into Common Stock at the Conversion Price then in effect, without regard to any Floor Conversion Price.

                  As used herein, the term "Average Share Price" shall mean the average of the closing bid price per share of the Company's shares of Common Stock as reported by Bloomberg, L.P. ("Bloomberg"), on any one of the following exchanges which shall be the primary exchange on which such Common Stock shall then be quoted; namely, (a) the AMEX, (b) the NASDAQ National Market System ("NASDAQ NMS"), (c) the NASDAQ System (other than the NASDAQ NMS), (d) the New York Stock Exchange, or (e) the National Quotation Bureau, Inc. for quotes on the Electronic Bulletin Board or the "Pink Sheets", as the case may be, for the applicable number of consecutive trading days immediately preceding the Issuance Date, the Conversion Date, or other applicable date specified in Section 5(c) or
Section 5(d), as the case may be.

         (d) Adjustments of Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment in accordance with the provisions of this Section 5(d).

                  (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                  (ii) Adjustments for Certain Dividends and Distributions.
If the Company shall at any time or from time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction;

                            (A) the numerator of which shall be the total number
                                of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                            (B) the denominator of which shall be the total
                                number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Note.

                  (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall by made and provisions shall be made (by adjustments of the Conversion Price of otherwise) so that the holder of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of this Note after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 5(d)(v) (including any adjustment in the applicable Conversion Ratio then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                  (vi) Adjustments for Issuance of Common Stock. If at any time or from time to time after the Issuance Date, the Company shall issue or sell any shares of Common Stock for a consideration per share which shall be less than seventy-five (75%) percent of the Average Share Price per share of Common Stock for the five (5) consecutive trading days immediately prior to the time of such issue or sale (the "Trigger Price"), then forthwith upon such issue or sale, the number of shares of Common Stock issuable upon conversion of the Note in effect immediately prior to such issue or sale shall be adjusted by multiplying the number of shares of Common Stock issuable upon conversion of the
Note in effect immediately prior to the time of such issue or sale by a fraction:

                  (A) the numerator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately after such issue or sale, multiplied by (ii) the Trigger Price; and

                  (B) the denominator of which shall be the sum of (i) the
                      number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Trigger Price, plus (ii) the consideration received by the Company upon such issue or sale.

                  (vii) Other Adjustment Events and Provisions. For the purposes of this Section 5, following shall also be applicable.

                  (A) Issuance of Rights, Warrant or Options.

                           (ii) In case at any time the Company shall grant, issue or sell (whether directly or by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or warrants or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or warrants or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Trigger Price as of the date of granting such rights or warrants or options as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights (other than rights issued pursuant to a stockholders rights plan adopted by the Company pursuant to which the acquisition by any third party of a specified percentage of shares of Common Stock triggers the exercisability of such rights to purchase Common Stock, for so long as no event has occurred triggering such right to exercise) or warrants or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or warrants or options shall (as of the date of granting of such rights or warrants or options) be deemed to be outstanding and to have been issued for such price per share.

                           (ii) No further adjustments of the number of shares of Common Stock issuable upon conversion of this Note shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or warrants or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (B) Issuance of Convertible Securities. In case of Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Trigger Price determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as provided Section 5(d)(vii)(C), no further adjustments to the number of shares of Common Stock issuable upon conversion of the Note shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights or warrants to subscribe for or to purchase or any options to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock issuable upon conversion of the Note have been or are to be made pursuant to
                  Section 5(d)(vii)(A), no further adjustment of the number of shares of Common Stock issuable upon conversion of the Note shall be made by reason of such issue or sale. For the purposes of this Section 5(d)(vii)(B), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (C) Consideration for Stock. In case any shares of Common Stock or Convertible Securities, other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities shall be issued or sold:

                           (i) for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith;

                           (ii) for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company in good faith and in the exercise of reasonable business judgment, without deduction of any expense incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith, which determination shall be sent in writing by the Board of Directors to the registered holders of Note;

                           (iii) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                           (iv) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.

                  (D) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Note upon:

                           (i) the (x) issuance after the Issuance Date of or exercise of options or warrants or rights to purchase restricted securities issued after the Issuance Date, or (y) issuance after the Issuance Date of or exercise of options or warrants or rights granted or provided under employee benefit plans or other written employment agreements or arrangements relating to the acquisition of Common Stock or rights, options or warrants with respect thereto, in each case currently in effect or adopted after the Issuance Date or entered into by the Company after the Issuance Date; provided, however, that any such issuance or grant shall be for consideration or at the strike price, respectively, not less than the Trigger Price on the date of grant thereof or of the issuance of the Common Stock subject thereto, and provided, further, that the sum of (y) the number of shares Common Stock referred to in this clause (i) so issued plus (z) the aggregate number of shares of Common Stock referred to in this clause (i) issuable upon the exercise of such options, warrants or rights, exclusive of any options, warrants or rights that have expired, been canceled or are for other reasons (other than having been exercised) no longer outstanding, shall not exceed fifteen percent (15%) of the aggregate of (1) the total outstanding shares of Common Stock at the Initial Date, (2) the number of shares issuable in respect of all outstanding warrants as of the Initial Date, (3) the number of shares of Common Stock issuable upon conversion of the Note; plus (4) the summation derived from clauses
                           (y) and (z) of this clause. The Company shall not be required to make any such adjustment upon the issuance of shares or the granting of any options or warrants or rights referred to in this Section 5(d)(vii)(E) if and to the extent that the issuance of the shares covered thereby is excepted by this clause.

         (e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Note against impairment.

         (f) Certificate as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish notice to each holder of such Note, a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of this Note, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

         (g) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (h) Notices and Delivery of Shares. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the same date, if delivered personally or by facsimile by not later than 7:00 p.m. New York time (provided, that a copy of such facsimile shall be simultaneously sent to Stephen A. Weiss, Esq. at (212) 223-7161 and at (203) 222-0845), or (ii) three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. Not later than five (5) Business Days following receipt of notice of conversion as provided herein (the "Delivery Date"), the Company shall deliver to the holders of this Note, against delivery of one or more certificates evidencing Note surrendered for conversion, certificates evidencing all shares of Common Stock into which this Note shall be converted.

         (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Average Share Price of one share of the Company's Common Stock on the applicable Conversion Date.

         (j) Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but unused shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the full number of shares deliverable upon conversion of all the Note from time to time outstanding. The Company shall, from time to time in accordance with the Colorado General Corporations Law, as amended, increase the authorized number of shares of Common Stock if at any time the unused number of authorized shares shall not be sufficient to permit the conversion of all of the Note at the time outstanding. In such connection, the Company shall hold a special meeting of stockholders for the purpose of authorizing additional shares of Common Stock not later than 120 days after any date in which the Company shall have insufficient shares of Common Stock so reserved.

         (k) Retirement of Note. Conversion of this Note shall be deemed to have been effected on the applicable Conversion Date. The converting holder shall be deemed to have become a stockholder of record of the Common Stock on the applicable Conversion Date. Upon conversion of only a portion of this Note, the Company shall issue and deliver to such holder at the expense of the Company, against receipt of the original note delivered for partial cancellation, a new Note representing the unconverted portion of this Note so surrendered.

         (l) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

         (m) Limitations on Amount of Conversion. Notwithstanding anything contained in this Note to the contrary, in no event shall any holder of Note be entitled or required to convert this Note in excess of that number of shares of Note which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Company's Common Stock immediately following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted Note beneficially owned by such holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including without limitation any warrants) which are beneficially owned by the holder and its affiliates and which are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Any holder of Note may waive the foregoing limitations set forth in this paragraph by written notice to the Company upon not less than 30 days prior notice (with such waiver taking effect only upon the expiration of such 30 day notice period).

6. EVENTS OF DEFAULT.

         The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

                  (a) If the Company shall default in converting the applicable principal amount of this Note into Common Stock and delivering stock certificates in respect of such conversion within ten (10) "Business Days" (defined as any days on which national banks in the United States are open for business) from the Company's receipt of applicable notice of conversion pursuant to the provisions hereof, whether on the Maturity Date or otherwise; or

                  (b) If the Company shall default in the payment (either in cash or additional Notes) of any installment of interest on this Note when payable in accordance with the terms thereof for more than ten (10) calendar days after the same shall become due; or

                  (c) If the Company shall not, at the time of receipt of a Conversion Notice hereunder, have a sufficient number of authorized and unissued shares of its Common Stock available for issuance to the holder of this Note upon conversion of all or any portion of this Note in accordance with the terms hereof, and such default shall not have been remedied within sixty (60) calendar days from the date of such Conversion Notice; or

                  (d) If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein or in the Securities Purchase Agreement, and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the holder of this Note; or

                  (e) If any representation or warranty made in writing by or on behalf of the Company in the Securities Purchase Agreement or in connection with the transactions contemplated thereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

                  (f) If the Company or any of its Significant Subsidiaries shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 6(f), the term Significant Subsidiary shall mean and include Bass American Petroleum Corp. and any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and
(ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

                  (g) If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

7. REMEDIES ON DEFAULT; ACCELERATION.

         Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the Payee. Unless waived by the written consent of persons holding 66-2/3% or more in aggregate principal amount of the Notes of the Company issued under the Securities Purchase Agreement (including the Payee), the Payee and other holders of any of the Notes at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In the event of an Event of Default, the Company agrees to pay to the holder of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. If the holder of any Note shall give any notice or take any action in respect of a claimed default, the Company will forthwith give written notice thereof to the holder of this Note at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of the holder of this Note or the holder of any other Secured
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

8. NOTICES. All notices, requests, demands or other communications under this Note shall be given in the same manner as provided in the Securities Purchase Agreement.

9. GOVERNING LAW.

     This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

10. SUBORDINATION TO SENIOR DEBT.

                  (a) Payment of the principal of and interest on this Note and all other Notes issued under the Securities Purchase Agreement is subordinated, to the extent and in the manner provided herein, to the prior payment of all indebtedness of the Company and/or all Subsidiaries of the Company, for money borrowed or other obligations which is now or may hereafter be owed (collectively, "Senior Debt") to any bank, commercial finance company, factor, insurance company or other institution the lending activities are regulated by law (individually, a "Senior Lender" and collectively, "Senior Lenders"), which may, hereafter on any one or more occasions provide financing to the Company or any of its Subsidiaries, secured by liens on any of the assets and properties of the Company and/or any of its Subsidiaries (individually and collectively, an "Institutional Borrower").

                  (b) Upon any payment or distribution of assets or securities of the Institutional Borrower, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Institutional Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the holder hereof shall be entitled to receive any payment on account of principal of or interest on this Note. Before any payment may be made by the Institutional Borrower of the principal of or interest on this Note upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Institutional Borrower of any kind of character, whether in cash, property or securities, to which the holder hereof would be entitled, except for the provisions of this Section 10, shall be made by the Institutional Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representatives to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (c) Upon the happening of any default in payment of the principal of or interest on any Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower on account of the principal of or interest on this Note.

                  (d) Upon the happening of an event of default (other than under circumstances when the terms of Section 10(c) above are applicable) with respect to any Senior Debt pursuant to which the holder thereof is entitled under the terms of such Senior Debt to accelerate the maturity thereof, and upon written notice thereof given to each of the Institutional Borrower and the holder of this Note by such holder of Senior Debt ("Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no action shall or may be taken for collection of any amounts under this Note, and no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower on account of the principal of or interest on this Note until such Senior Debt has been paid in full accordance with its terms.

                  (e) In the event that, notwithstanding the provisions of this
Section 10, any payment shall be made on account of the principal of or interest on this Note in contravention of such provisions, then such payment shall be held for the benefit of, and shall be paid over and delivered to, the holders of such Senior Debt remaining unpaid to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (f) Nothing contained in this Section 10 shall (i) impair the conversion rights of the holder hereof referred to in Section 5 above, (ii) impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof principal and interest as the same shall become due and payable, or (iii) prevent the holder hereof from exercising all rights, powers and remedies otherwise provided herein, in the Securities Purchase Agreement or by applicable law, all subject to the express limitations provided herein.

                  (g) Upon the occurrence of an Event of Default, if any Senior Debt shall then be outstanding, no acceleration of the maturity of this Note shall be effective until the earlier of (i) ten (10) days shall have passed following the date of delivery to the Institutional Borrower by a Senior Lender(s) of written notice of acceleration of any Senior Debt, or (ii) the maturity of any then outstanding Senior Debt shall have been accelerated by reason of a default hereon. The Company may pay the holder hereof any defaulted payment and all other amounts due following any such acceleration of the maturity of this Note if this Section 10 would not prohibit such payment to be made at that time.

                  (h) Upon payment in full of all Senior Debt, the Payee of this Note shall be subrogated to the rights of the holder or holders of Senior Debt to receive all payments or distributions applicable on Senior Debt to the extent of the prior application thereto of moneys or other assets which would have been received in respect of this Note, but for these subordination provisions, until the principal of, and interest on, this Note shall have been paid in full.

                  (i) The Payee, by accepting this Note (A) shall be bound by all of the foregoing subordination provisions; (B) agrees expressly for the benefit of the present and future holders of Senior Debt that this Note is subject to the foregoing subordination provisions; (C) authorizes such persons as shall be designated by all holders of Senior Debt at any given time on his or its benefit to execute and deliver such agreements, assignments, proofs of claim and other documents appropriate to effectuate the foregoing subordination provisions; and (D) hereby appoints the person so designated his or its attoreny-in-fact for such purpose.

                  (j) The foregoing subordination provisions shall be for the benefit of all holders of Senior Debt from time to time outstanding, and each of such holders may proceed to enforce such provisions either directly against the holder hereof or in any other manner provided by law.

                  (k) Notwithstanding anything to the contrary set forth in this
Section 10, the security interest of the holder of this Note (as specified in Section 12 hereof) is subject and subordinated only to the prior first lien and security interest of any holder of Senior Debt of the Company, unless otherwise expressly consented to in writing by the Payee.

11. PERMITTED PAYMENTS.

     Notwithstanding the provisions of Section 9 of this Note, and provided that no default or event of default (or event which, with the passage of time or giving of notice or both) has occurred, will occur as a result of the "Permitted Payment" (herein defined), or will occur with the passage of time or giving of notice or both, under any document or instrument evidencing such Senior Debt, the Company may pay to the Payee, and the Payee may accept from the Company, the principal payments of, and/or interest payments on, the outstanding principal amount of this Note when due on an unaccelerated basis (herein, "Permitted Payments"); it being understood and agreed by the Payee by accepting this Note that neither: (a) the payment terms set forth in Section 1 of this Note; (b) the subordination provisions contained in Section 9 of this Note, nor (c) the provisions of this Section 10 of this Note, may be modified or amended without the prior written consent of each and every holder of Senior Debt.

12. SECURITY FOR PAYMENT OF NOTE.

     Subject at all times to the subordination provisions of this Note, compliance by the Company with its obligations under the Registration Rights Agreement is secured by a collateral assignment in favor of the Payee and the other holders of the Notes issued under the Securities Purchase Agreement, pro-rata as their interests may appear, of the proven crude oil reserves described on Schedule A.

13. SUCCESSORS AND ASSIGNS.

     This Note shall be binding upon and inure to the benefit of the Company and the holder hereof and their respective successors and assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the holder hereof.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

                     ENVIRONMENTAL REMEDIATION HOLDING CORP.



                     By:___________________________________
                         Noreen Wilson, Vice President


Witnesseth:



----------------------

                                                                       EXHIBIT B

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                   OF ENVIRONMENTAL REMEDIATION HOLDING CORP.

________ Shares                                           As of October 15, 1997
                                                              New York, New York

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                               ON OCTOBER 15, 2002

         THIS CERTIFIES THAT for value received, ______________________________, or their registered permitted assigns (sometimes hereinafter referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from ENVIRONMENTAL REMEDIATION HOLDING CORP., a Colorado corporation (the "Company"), ________ shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), at any time during the period (the "Exercise Period") from 9:00 a.m. New York Time on the Effective Date (as such term is hereinafter defined) and ending at 5:00 p.m. New York Time, on October 15, 2002 (the "Expiration Date"), at an exercise price (the "Exercise Price") equal to $2.83 per share; such Exercise Price being 100% of the Average Share Price (as defined in the Note) of the Company's Common Stock for the five (5) consecutive trading days ending immediately prior to October 17, 1997. The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant"), the Exercise Price, and the kind of securities purchasable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares."

1. Exercise Price and Expiration. (a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 7 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holders prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or other day on which commercial banks in New York, New York are required or are authorized by law to close.

         (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holders from time to time.

         (c) Upon the Holders' surrender of the Warrant and payment of the Exercise Price as set forth above, the Company shall promptly issue and cause to be delivered to the Holders a certificate or certificates for the total number of whole shares of Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holders, and the Company shall thereupon deliver such certificates to the Holders. The Holders shall be deemed to be the Holders of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holders. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register the Exercise Shares under said Securities Act the Exercise Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holders to make such representations, and may place such legends on certificates representing the Exercise Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Exercise Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

         (d) If the Holders shall exercise this Warrant with respect to less than all of the Exercise Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holders a new warrant in the form of this Warrant for the balance of such Exercise Shares.

         (e) For purposes of the Warrant, the term "Effective Date" shall mean the date that the holder of this Warrant shall have purchased from the Company $_________ principal amount of the Company's 5.5% senior subordinated convertible secured note due October 15, 2002 (the "Note") pursuant to the Securities Purchase Agreement, dated as of October 15, 1997 (the "Securities Purchase Agreement"). Unless otherwise defined herein, all capitalized terms used in this Warrant shall have the same meaning as is defined in the Securities Purchase Agreement or in the Note.

2. Anti-dilution. If the Company shall (A) pay a dividend or make a distribution to holders of shares of Company Common Stock in the form of additional shares of Common Stock, (B) subdivide or split or reverse split or consolidate the outstanding shares of Common Stock into a larger or smaller number of shares, (C) or otherwise effect an increase or decrease in the number of shares of Common Stock without consideration, or (D) effect a recapitalization which shall reclassify the outstanding shares of Common Stock into one or more classes of common stock, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be equitably and proportionately adjusted immediately following the occurrence of any such event, and the Holder of record of this Warrant shall be given notice of the same at such Holder's address in the Company's books and records. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification; provided, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the exercise price shall be recomputed accordingly as of the close of business on such record date and thereafter such exercise price in effect shall be as adjusted pursuant to this Section as of the time of actual payment of such dividend or distribution.

3.       Reorganization and Asset Sales.

         If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets or properties of the Company to another corporation, shall be effected in such a manner so that holders of Company Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Company Common Stock, then, and in such event, the following provisions shall apply:

         (i) Not more than 90 or less than 30 days prior to the consummation of any such reorganization, reclassification, consolidation, merger or sale (collectively, "Reorganization Transactions"), the Company shall notify the Holders of the Reorganization Transaction (at the same time notice of same shall be made generally available to other holders of Company Common Stock), describing in such notice in reasonable detail the terms of the Reorganization Transaction and the stock, securities or assets to be received with respect to or in exchange for Common Stock of the Company. In the event the Holders exercise the Warrant prior to or simultaneous with the consummation of the Reorganization Transaction, the Holders shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock on the same basis as the other holders of Company Common Stock participating in the Reorganization Transaction.

         (ii) The Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and made available to the Holders at the last address of the Holders appearing on the books of the Company, the obligation to deliver to the Holders such shares of stock, securities or assets, as, in accordance with the foregoing provisions, the Holders may be entitled to receive, and all other liabilities and obligations of the Company hereunder. In the event the Holders of this Warrant shall not exercise the Warrant prior to or simultaneous with consummation of the Reorganization Transaction, such Holders shall be entitled to receive a warrant to purchase common stock in the successor corporation (if other than the Company) which shall be appropriately adjusted as to exercise price, number of shares which may be purchased thereunder and other terms, so as to equitably reflect the Reorganization Transaction and entitle the Holder to purchase that number of shares of common stock of the successor corporation equivalent in value to the consideration that such Holder would have received had Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction.

         (iii) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50 percent of the outstanding shares of Common Stock of the Company, the Company shall, prior to the consummation of any consolidation, merger or sale to or with the person, firm or corporation having made such offer or any affiliate of such person, firm or corporation, give the Holders a reasonable opportunity of not less than 10 days to elect to receive upon the exercise of this Warrant, either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such purchase tender or exchange offer.

4. Notice of Adjustment. Whenever the Exercise and the number of Exercise Shares issuable upon the exercise of this Warrant shall be adjusted as herein provided, or the rights of the Holders shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the number of adjusted Exercise Shares in accordance with the provisions hereof and shall prepare a certificate signed by its Chief Executive Officer, or its President, or its Chief Financial Officer, setting forth the adjusted Exercise Price and the adjusted number of Exercise Shares issuable upon the exercise of this Warrant or specifying the other shares of stock, securities, or assets receivable as a result of such changes in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall caused to be mailed to the Holders copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Exercise Shares purchasable upon exercise of this Warrant have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Exercise Shares purchasable upon the exercise of this Warrant.

5.       Certain Representations of the Company.

         Throughout the Exercise Period, the Company has (i) all requisite power and authority to issue this Warrant and the Exercised Shares, and (ii) sufficient authorized and unissued securities of Common Stock to permit exercise of this Warrant.

6.       Certain Covenants of the Company.

         a. The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

         b. The Company covenants and agrees that all Exercise Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

         c. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Exercise Shares in a name other than that of the Holders upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

         d. This Warrant and, when issued, the shares of Common Stock which may be issued upon exercise of the Warrants, when so issued, will have been issued, pursuant to an available exemption from registration under the Securities Act, and the securities laws of the State of Washington.

         e. The Company covenants and agrees that if it fails (i) to register the Exercise Shares as provided in a Registration Rights Agreement between the Holders and the Company, dated of even date herewith, or (ii) issue the shares of Common Stock upon the proper exercise of the Warrant, then, in additional to all rights to liquidated damages set forth in the Registration Rights Agreement, the Holders may immediately commence an action for specific performance and/or damages. The Company agrees that any judgment entered therein shall include all reasonable attorney's fees and costs of any kind or nature, whatsoever, including but not limited to expert witness fees, service fees and filing fees incurred by the Holders in conjunction with said action, and if damages are sought, the Holders shall be entitled to interest at the rate of 12% per annum on any damage award from the date of exercise.

7. No Shareholder Rights. No Holders of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holders the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holders' proper exercise of this Warrant as described herein.

8. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid, to the Company and to the Holder at the addresses specified in the Securities Purchase Agreement.

                        with a copy sent concurrently to:

                            Greenberg Traurig Hoffman
                            Lipoff Rosen & Quentel
                            153 East 53rd Street
                            New York, New York 10022
                            Attention: Stephen A. Weiss, Esq.

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

9.       General.

         a. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

         b. Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

         c. This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                    ENVIRONMENTAL REMEDIATION HOLDING CORP.


                                    By:
                                       ----------------------------------------

                                    HOLDER:
                                           ------------------------------------


                                           ------------------------------------

                           NOTICE OF WARRANT EXERCISE

TO:  ENVIRONMENTAL REMEDIATION HOLDING CORP.:

     The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder ____ full shares of Common Stock issuable upon the exercise of such Warrant. The Exercise Price for this warrant shall be paid by delivery of $___________ in cash as provided for in the Warrant.

         The undersigned requests that certificates for such Exercise Shares be issued in the name of:

                           Name
                               -------------------------------------------------

                           Address
                                  ----------------------------------------------


Employer I.D. or S.S. #
                       -----------------------------------------

         If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:

                          ----------------------------------------
                          Name

                          ----------------------------------------
                          Address

                          ----------------------------------------
                          Employer I.D. or Social Security Number


Date:
     -----------------    ----------------------------------------
                          Signature
                          (Signature must conform in all respects to name of holder as specified on the face of this Warrant
                          Certificate)